Exhibit 99.1

FOR IMMEDIATE RELEASE

Cadrenal Therapeutics Launches Partnering Process as Its Cardiac Acute Critical Care Assets Advance to Transaction Readiness Following Landmark ISTH Data Presentation:

●	Capital-efficient strategy focuses on differentiated therapies for cardiac pre- and post-operative critical care and orphan cardiovascular conditions

●	Company is exploring development, licensing, and commercialization partnerships for CAD-1005, frunexian, and tecarfarin

●	Recently presented Phase 2 CAD-1005 data demonstrated a >25% absolute reduction in thrombotic events in patients with heparin-induced thrombocytopenia

PONTE VEDRA, FL — July 21, 2026 — Cadrenal Therapeutics, Inc. (Nasdaq: CVKD), a late-stage biopharmaceutical company advancing specialized therapies for critical care cardiology and orphan cardiovascular conditions, today announced a comprehensive alignment of its clinical portfolio into a Cardiac Acute Critical Care Franchise. Concurrently, the Company has initiated a structured process to secure strategic out-licensing, portfolio monetization, or commercial co-development partnerships for its late-stage assets.

Cadrenal has assembled multiple late-stage critical care cardiovascular assets designed to address serious conditions for which existing treatment options remain inadequate. This capital-efficient operational model addresses a large, unserved therapeutic whitespace, unlocking substantial cumulative platform potential. The strategy positions Cadrenal’s assets as high-value additions which may be capable of delivering immediate value to the pipelines of global companies across rare disease therapies, critical care cardiology, and cardiac intensive care unit (CICU) medical products.

The strategic alignment of the Cardiac Acute Critical Care Franchise organizes Cadrenal’s portfolio into three high-value commercial pillars:

●	Pillar 1: Pre-Operative Safety (Frunexian IV): An IV Factor XIa inhibitor for heparin-induced thrombocytopenia (HIT)-susceptible patients undergoing coronary artery bypass graft (CABG) surgery, designed to replace unpredictable alternative protocols. Phase 2-ready.

●	Pillar 2: Orphan Regulatory Acceleration (including Tecarfarin for Kawasaki Disease): Leveraging substantial commercial tailwinds, fee waivers, and potential seven-year market exclusivity associated with the potential Orphan Drug Designation (ODD) pathways for cardiac surgery patients. Phase 3-ready.

●	Pillar 3: Post-Operative Shield (CAD-1005): A Phase 3-ready IV 12-LOX inhibitor designed to target platelet hyperactivation and thrombotic risk in patients with post-operative Heparin-Induced Thrombocytopenia (HIT). Secondary benefits may include blocking the inflammatory 12-HETE cascade to reduce cardiac surgery-associated acute kidney injury (CSA-AKI).

This franchise framework is strongly supported by the impressive clinical data presented earlier this month at the International Society on Thrombosis and Haemostasis (ISTH) 2026 Congress in Paris. The late-breaking Phase 2 data for CAD-1005 demonstrated a compelling medical profile, with a greater than 25% absolute reduction in thrombotic events and a favorable safety and renal-protective baseline.

“Our landmark clinical data presentation at ISTH 2026 has validated the mechanisms and the immense medical value of our Cardiac Acute Critical Care Franchise,” said Quang X. Pham, Chief Executive Officer of Cadrenal Therapeutics. “By organizing our pipeline into three distinct commercial pillars, we are positioning Cadrenal to maximize asset value. Transitioning to a partnership-driven business model enables us to map a direct, efficient path to commercialization alongside global industry leaders.”

In tandem with this strategic focus, the Company is advancing updates to its clinical pipeline for tecarfarin, highlighting its distinct carboxylesterase-1 (CES-1)-mediated metabolism, which helps avoid dangerous drug-drug interactions. This includes expanding clinical protocols to rare pediatric disease indications, such as giant coronary artery aneurysms (CAAs) caused by Kawasaki Disease—potentially qualifying the asset for a high-value, open-market Priority Review Voucher (PRV)—while continuing to support established indications in End-Stage Kidney Disease (ESKD) and Left Ventricular Assist Devices (LVADs).

Standalone Platform Expansion: Oral 12-LOX (CAD-2000)

Beyond the Cardiac Acute Critical Care Franchise, Cadrenal is advancing its preclinical platform asset, CAD-2000, a highly selective, orally bioavailable 12-lipoxygenase (12-LOX) inhibitor designed to treat chronic cardiorenal inflammatory and thrombotic indications. CAD-2000 serves as a potent oral follow-on companion to the Company’s IV acute care platform, potentially enabling prospective partners to capture extended market share across both acute inpatient settings and chronic outpatient follow-up care.

About CAD-1005

CAD-1005 is a novel investigational therapeutic in development for the treatment of heparin-induced thrombocytopenia (HIT). CAD-1005 is designed to selectively inhibit 12-lipoxygenase (12-LOX), an enzyme central to platelet immune activation and thrombo-inflammatory signaling in HIT. CAD-1005 is intended to be used alongside existing standards of care and is being developed to address the underlying biological mechanisms that drive disease progression. CAD-1005 has received Orphan Drug and Fast Track designations from the U.S. Food and Drug Administration and orphan drug status from the European Medicines Agency. Second-generation 12-LOX oral therapeutics are also in development for chronic indications. To view how CAD-1005 is intended to work in patients with HIT, click https://vimeo.com/1209382706/7dde06dc08?share=copy&fl=sv&fe=ci

About Cadrenal Therapeutics, Inc.

Cadrenal Therapeutics, Inc. is a late-stage biopharmaceutical company advancing specialized therapies for critical care cardiology and orphan cardiovascular conditions. Its lead program, CAD-1005, is being investigated as a first-in-class 12-LOX inhibitor for heparin-induced thrombocytopenia (HIT), a deadly immune-mediated thrombotic disorder. The Company’s Cardiac Acute Critical Care Franchise also includes frunexian, an investigational intravenous Factor XIa inhibitor designed to provide anticoagulation for patients undergoing major cardiac surgery.

The Company’s broader pipeline includes tecarfarin, a late-stage oral vitamin K antagonist designed to prevent heart attacks, strokes, and deaths from blood clots in patients requiring chronic anticoagulation, including those with end-stage kidney disease, those with left ventricular assist devices, and potentially those with Kawasaki disease (KD), an acute, self-limited, febrile illness that primarily affects children under 5 years old and is the leading cause of acquired heart disease in developed countries. Tecarfarin has also received Orphan Drug and Fast Track designations from the U.S. Food and Drug Administration (FDA).

Safe Harbor

Any statements in this press release about future expectations, plans, and prospects, as well as any other statements regarding matters that are not historical facts, may constitute “forward-looking statements.” The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potentially,” “predict,” “project,” “should,” “target,” “will,” “would” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These statements include, without limitation, statements such as Cadrenal launching a partnering process; advancing its Cardiac Acute Critical Care Assets to transaction readiness following landmark ISTH data presentation; the Company’s capital-efficient strategy focusing on differentiated therapies for cardiac pre- and post-operative critical care and orphan cardiovascular conditions; the Company exploring development, licensing, and commercialization partnerships for CAD-1005, frunexian, and tecarfarin; the Company advancing specialized therapies for critical care cardiology and orphan cardiovascular conditions; the Company securing strategic out-licensing, portfolio monetization, or commercial co-development partnerships for its late-stage assets; Cadrenal’s multiple late-stage critical care cardiovascular assets addressing serious conditions for which existing treatment options remain inadequate; the capital-efficient operational model addressing a large, unserved therapeutic whitespace, unlocking substantial cumulative platform potential; Cadrenal’s assets delivering immediate value to the pipelines of global companies across rare disease therapies, critical care cardiology, and cardiac intensive care unit (CICU) medical products; frunexian IV successfully replacing unpredictable alternative protocols; the potential of CAD-1005 to block the inflammatory 12-HETE cascade to reduce cardiac surgery-associated acute kidney injury; positioning Cadrenal to maximize asset value; transitioning to a partnership-driven business model enabling the Company to map a direct, efficient path to commercialization alongside global industry leaders; the Company advancing updates to its clinical pipeline for tecarfarin, highlighting its distinct carboxylesterase-1 (CES-1)-mediated metabolism, which helps avoid dangerous drug-drug interactions; expanding clinical protocols to rare pediatric disease indications, such as giant coronary artery aneurysms (CAAs) caused by Kawasaki Disease—potentially qualifying the asset for a high-value, open-market Priority Review Voucher (PRV)—while continuing to support established indications in End-Stage Kidney Disease (ESKD) and Left Ventricular Assist Devices (LVADs); Cadrenal advancing its preclinical platform asset, CAD-2000, a highly selective, orally bioavailable 12-lipoxygenase (12-LOX) inhibitor designed to treat chronic cardiorenal inflammatory and thrombotic indications. CAD-2000 serves as a potent oral follow-on companion to the Company’s IV acute care platform, potentially enabling prospective partners to capture extended market share across both acute inpatient settings and chronic outpatient follow-up care; tecarfarin potentially treating patients with Kawasaki disease (KD). Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including the ability to enter into a partnership opportunity, development, licensing and commercialization for CAD-1005 frunexian, and tecarfarin; the ability of Cadrenal’s assets to be additions to the pipelines of global companies across rare disease therapies, critical care cardiology, and cardiac intensive care unit medical products; the ability to benefit from the commercial potential of the Cadrenal’s product candidates; the ability to raise sufficient capital to continue the clinical development of its product candidates; and the other risk factors described in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025, and the Company’s subsequent filings with the Securities and Exchange Commission, including subsequent periodic reports on Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. Any forward-looking statements contained in this press release speak only as of the date hereof and, except as required by federal securities laws, the Company specifically disclaims any obligation to update any forward-looking statement, whether as a result of new information, future events, or otherwise.

For more information, visit https://www.cadrenal.com/ and connect with the Company on LinkedIn.

For more information, please contact:

Lytham Partners, LLC, Robert Blum, Managing Partner, 602-889-9700, CVKD@lythampartners.com

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